CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the foregoing Registration Statement, Post-Effective Amendment No. 1 to Form SB-2 (File Number 333-140869) to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion herein of our report dated September 13, 2007 relating to the consolidated financial statements of FP Technology, Inc. for the periods ended June 30, 2006 and 2007.  We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Denver, Colorado	/s/ CAUSEY DEMGEN & MOORE INC.
October 17, 2007